Exhibit 10.05

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (the “Agreement”) made this 20th day of July, 2012, by and between Silver Bullet Property Holdings SDN BHD (the “First Secured Party”) and KP-Rahr Venture III, LLC (the “Second Secured Party”).  The First Secured Party and the Second Secured Party are herein each a “Party” and collectively, the “Parties.”

WHEREAS, on November 19, 2010, Blacksands Petroleum, Inc. (the “Borrower”) entered into a loan agreement with First Secured Party for a promissory note totaling $1,500,000 (the “Note”);

WHEREAS, on September 27, 2011, the Borrower entered into an allonge to the Note (the “Allonge”) issued by the Borrower to the First Secured Party, which Allonge amended the maturity date of the Note and the First Secured Party loaned the Borrower an additional $1,000,000;

WHEREAS, on April 9, 2012, the Borrower entered into an second allonge to the Note (the “Second Allonge”) issued by the Borrower to the First Secured Party, which Allonge amended the maturity date of the Note and the First Secured Party loaned the Borrow an additional $500,000;

WHEREAS, in connection with the Allonge, the Borrower and First Secured Party entered into a security agreement, dated September 27, 2011, as security for the repayment of the Note, the Borrower granted the First Secured Party a first priority lien on the Borrower’s oil and gas rights and/or oil and gas mineral leases in the Apclark Field, more particularly described T-4N, Block 31, TNPRR Co. Survey, Borden County, Texas (the “Collateral”);

WHEREAS, the Borrower and Second Secured Party intend to enter into a series of transactions (the “Transaction”) whereby the Collateral will be contributed to Blacksands-APClark, LLC, a wholly-owned subsidiary of the Borrower (the “Subsidiary”) and the Second Secured Party will contribute $7,600,000 to the Subsidiary (the “Capital Contribution”);

WHEREAS, the Second Secured Party has agreed to enter into the Transaction and make the Capital Contribution only upon the condition that it receive a first priority security interest in the Collateral until such time as the Capital Contribution and a 12% per annum preferred return (the "Second Secured Party Contribution”) are paid, and the First Secured Party has agreed to subordinate to the Second Secured Party until the Second Secured Party Contribution is repaid in full;

NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree and covenant to the following:

1.           Any and all liens of the First Secured Party on the Collateral shall be and the sane are now expressly subordinated and made subject and subsequent to the liens of the Second Secured Party with respect to the Collateral.  Additionally, any and all claims of the First Secured Party against the Borrower or Subsidiary, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims which the Second Secured Party may have against the Borrower or Subsidiary, arising from or related to the Transaction or otherwise, for the Second Secured Party Contribution. The First Secured Party hereby agrees to execute, acknowledge and deliver to the Second Secured Party such instruments as necessary to effectuate the purpose of this subordination.

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2.           The First Secured Party agrees not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which such First Secured Party may hold against the Borrower or Subsidiary, and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Agreement, and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petition to commence any proceeding under the Bankruptcy Code, nor to take any lien or security on any of the Borrower or Subsidiary’s property, real or personal, until ninety-one (91) days following the date all claims of Second Secured Party against the Borrower or Subsidiary have been indefeasibly satisfied in full.

3.           In case of any assignment for the benefit of the First Secured Party by the Borrower or Subsidiary or in case any proceedings under the Bankruptcy Code are instituted by or against the Borrower or Subsidiary, or in case of the appointment of any receiver for the Borrower or Subsidiary’s business or assets, or in case of any dissolution or winding up of the affairs of the Borrower or Subsidiary, the Borrower, Subsidiary and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the Second Secured Party the full amount of the Second Secured Party Contribution before making any payment of principal or interest to the First Secured Party.

4.           In the event that any payment or any cash or noncash distribution is made to the First Secured Party in violation of the terms of this Agreement, the First Secured Party shall receive same in trust for the benefit of the Second Secured Party together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Second Secured Party.

5.           Until the Second Secured Party Contribution shall be paid in full, no gift or loan shall be made by the Borrower or Subsidiary to the First Secured Party.

6.           For violation of this Agreement, the First Secured Party shall be liable for all loss and damage sustained by Second Secured Party by reason of such breach (including reasonable attorney’s fees and costs of enforcement), and upon any such violation the Second Secured Party may, at its option, accelerate the maturity of any of its existing or future claims against the Borrower or Subsidiary.

7.           This Agreement shall be binding upon the heirs, successors and assigns of the First Secured Party, the Borrower, the Subsidiary and the Second Secured Party.  This Agreement and any existing or future claim of the Second Secured Party against the Borrower or Subsidiary may be assigned by the Second Secured Party, in whole or in part, without notice to the First Secured Party or the Borrower or Subsidiary.

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8.           Any agreement, notice, request, instruction or other communication to be given hereunder by any Party to another must be in writing and (a) delivered personally (such delivered notice to be effective on the date it is delivered), (b) mailed by certified mail, postage prepaid (such mailed notice to be effective three (3) business days after the date it is mailed), (c) deposited with a reputable overnight courier service (such couriered notice to be effective one (1) business day after the date it is sent by courier) or (d) sent by electronically confirmed facsimile or email transmission (such facsimile or email transmission notice to be effective on the date that confirmation of such facsimile or email transmission is received), with a confirmation sent by way of one of the above methods, as follows:

IF TO FIRST SECURED PARTY:

ATTN:
TELE:
FAX:

IF TO SECOND SECURED PARTY:

KP-Rahr Venture III, LLC
940 Gemini, Suite 200
Houston, Texas 77058
ATTN:	Michael Keener
TELE:	281-218-6245
FAX:	888-388-4898

with a copy to:

The Strong Firm P.C.
10003 Woodloch Forest Drive, Suite 210
The Woodlands, Texas 77380
ATTN:	Bret L. Strong
TELE:	281-367-1222
FAX:	281-210-1361

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Any Party may designate in a writing to any other Party any other address or facsimile number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

9.             This Agreement contains the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written or oral agreement and representation previously made, by the Parties to this Agreement with respect to the subject matter of this Agreement.

10.           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

11.           This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

12.           This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

13.           Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Parties. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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14.           In the event that any term, provision, covenant or restriction of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

15.           The Parties have participated jointly in the negotiating and drafting of this Agreement. In the event ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law should be deemed also to refer to all rules and regulations promulgated thereunder, unless the contexts requires otherwise. The word “including” shall mean including, without limitation. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notices required to be given or any action taken expires on a date which is not a business day) then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a business day.

[SIGNATURES ON THE PAGES THAT FOLLOW]

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[SILVER BULLET PROPERTY HOLDINGS SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIRST SECURED PARTY:

SILVER BULLET PROPERTY HOLDINGS SDN BHD

By: /s/ David Dawes
Name: David Dawes
Title: Director

SECOND SECURED PARTY:

KP-RAHR VENTURE III, LLC

[SIGNATURE ON PAGE 7]

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[KP-RAHR VENTURE III SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIRST SECURED PARTY:

SILVER BULLET PROPERTY HOLDINGS SDN BHD

[SIGNATURE ON PAGE 6]

SECOND SECURED PARTY:

KP-RAHR VENTURE III, LLC

By: /s/ Michael R. Keener
Name: Michael R. Keener
Title:  Manager

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Acceptance of Subordination Agreement by Borrower

The undersigned being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to KP-Rahr Venture III, LLC and Silver Bullet Property Holdings SDN BHD, their respective successors and assigns, and to perform in accordance therewith.

Dated: July __, 2012

BLACKSANDS PETROLEUM, INC.

By:	/s/ David DeMarco
Name: David DeMarco
Title: Chief Executive Officer

APCLARK, LLC

By:	/s/ David DeMarco
Name: David DeMarco
Title: Chief Executive Officer

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